SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

WestMountain Alternative Energy, Inc
 (Exact Name of Business Issuer as specified in its charter)

Colorado	0-53029	26-1315585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 South Loop East, Houston, TX 77033
 (Address of principal executive offices including zip code)

(832) -649-5658
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed by WestMountain Alternative Energy, Inc., (the "Company") in its Current Report on Form 8-K, filed with the U.S. Securities Exchange Commission on May 1, 2018 (the "Original Form 8-K"), WETM Acquisition Corp., a wholly owned subsidiary of the Company merged with and into C-Bond Systems, LLC, ("C-Bond"). Pursuant to this transaction (the "Merger") C-Bond was the surviving corporation and became our wholly-owned subsidiary.

This Amendment to the Form 8-K is filed solely for supplementing the Original Form 8-K to include the consolidated financial statements of C-Bond for the three months ended March 31, 2018 and 2017, required by Item 2.01 and Item 9.01, and a management's discussion and analysis of financial condition and results of operations with respect to the consolidated financial statements of C-Bond for the three months ended March 31, 2018 and 2017. The information set forth under Items 2.01 and 9.01 in the Original Form 8-K is incorporated herein by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited condensed consolidated financial statements and the related notes and other financial information included in this Current Report on Form 8-K/A. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K/A, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading "Forward-Looking Statements" elsewhere in this Current Report on Form 8-K/A. You should review the disclosure under the heading "Risk Factors" in this Current Report on Form 8-K/A for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

On April 25, 2018, our wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the "Acquisition Sub"), merged with and into C-Bond Systems, LLC, a privately held Texas limited liability company ("C-Bond"). Pursuant to this transaction (the "Merger"), C-Bond was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding membership interests of C-Bond were converted into shares of our common stock, as described in more detail below.

As a result of the Merger, we acquired the business of C-Bond and will continue the existing business operations of C-Bond as a publicly-traded company under the name WestMountain Alternative Energy, Inc., until such time as that name is changed.  In accordance with "reverse merger" or "reverse acquisition" accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of C-Bond prior to the Merger, in all future filings with the SEC.  As the result of the Merger and the change in our business and operations, a discussion of the past financial results of WestMountain Alternative Energy, Inc., is not pertinent, and under applicable accounting principles the historical financial results of C-Bond, the accounting acquirer, prior to the Merger are considered the historical financial results of our company.

Effective June 7, 2018, a majority of our shareholders and our board approved the change of WestMountain's name to C-Bond Systems, Inc. and approved an increase in our authorized number of common shares from 100,000,000 to 500,000,000 shares of common stock. These changes are expected to be adopted 20 days after the mailing of our information statement to our shareholders.

Recent Developments

Reverse Merger

On April 25, 2018, pursuant to the Merger Agreement, Acquisition Sub merged with and into C-Bond, with C-Bond remaining as the surviving entity and a wholly-owned operating subsidiary of our Company. The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding Common Units of C-Bond that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,787 shares of our common stock.  As a result, each common unit of C-Bond was converted into approximately 3.23 shares of our common stock.

In addition, pursuant to the Merger Agreement, each option to purchase Common Units issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio of 3.23. As a result, a total of 14,494,213 options were issued.

C-Bond is considered the accounting acquirer in the Merger and will account for the transaction as a recapitalization transaction because C-Bond's former stockholders received substantially all of the voting rights in the combined entity and C-Bond's senior management represents all of the senior management of the combined entity.

 The following discussion highlights C-Bond's results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on C-Bond's unaudited financial statements contained on this Current Report on Form 8-K/A, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto and our audited financial statements contained on our Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission of May 1, 2018.

Private Placement

Concurrently with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement for a purchase price of $0.40 per share, or the Offering Price.

Operating Overview

C-Bond is a limited liability company incorporated in Texas on August 7, 2013 and is a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology.  C-Bond is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems.  C-Bond presently has a primary focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.  The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond's unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit.

Revenue is generated by the sale of products through distributors and directly to authorized dealers.  C-Bond NanoShield sales are generated through large distribution channels.  Sales of C-Bond I are made to authorized window film dealers who offer the product as an upsell during installation.  The C-Bond II ballistic resistant system is sold on a project basis.  The C-Bond II system is specified into project plans providing authorized dealers a competitive advantage.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

C-Bond anticipates continued loses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as research and development into product performance and new product verticals.

Critical Accounting Policies

The following discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the unaudited condensed consolidated financial statements.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update ("ASU") ("ASU 2014-09") establishing Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers ("ASC 606"). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company's sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers.

The Company sells its products primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – "Compensation –Stock Compensation", which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 ("ASU 2016-09"), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company's consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – "Equity-Based Payments to Non-Employees", all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new units from its unissued authorized units.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative unaudited condensed consolidated financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the unaudited condensed consolidated financial statements and the notes to those statements for the three months ended March 31, 2018 and 2017, which are included elsewhere in this Form 8-K/A. The results discussed below are for the three months ended March 31, 2018 and 2017.

Comparison of Results of Operations for the Three Months ended March 31, 2018 and 2017

Sales

For the three months ended March 31, 2018, sales amounted to $76,397 as compared to $74,000 for the three months ended March 31, 2017, an increase of $2,397, or 3.2%. Recently, we shifted out focus to the automotive product line and a reduction in ballistic system projects.  Historically, C-Bond has generated revenue from product sales. Beginning in January 2017, C-Bond implemented a multiple product structure consisting of the glass strengthening technology platform with enhancements to address specific product verticals. This methodology produced the launch of C-Bond NanoShield in the fourth quarter of 2017 with the continued revenues from C-Bond I for window film and C-Bond II Ballistic Resistant products.  The Company use multiple sales channels, including distributors and direct to authorized dealers to generate revenues.
Cost of Goods Sold

Cost of goods sold is comprised primarily of inventory sold, packaging costs, and warranty costs.  For the three months ended March 31, 2018, cost of sales amounted to $11,494 as compared to $8,725 for the three months ended March 31, 2017, an increase of $2,769, or 31.7%, which was primarily due to an increase in sales mentioned above.

Gross Profit

For the three months ended March 31, 2018, gross profit amounted to $64,903, or 85.0% of sales, as compared to $65,275, or 88.2% of sales, for the three months ended March 31, 2017, a decrease of $372, or less than 1%.

Operating Expenses

For the three months ended March 31, 2018, operating expenses amounted to $2,313,989 as compared to $1,125,185 for the three months ended March 31, 2017, an increase of $1,188,804, or 105.7%. For the three months ended March 31, 2018 and 2017, operating expenses consisted of the following:

	Three months ended March 31,
	2018	2017
Compensation and related benefits, including stock based compensation charges	$1,977,957	$900,499
Research and development	17,260	83,277
Professional fees	219,673	9,231
General and administrative expenses	99,099	132,178
Total	$2,313,989	$1,125,185

Compensation and related benefits

For the three months ended March 31, 2018, compensation and related benefits increased by $1,077,458, or 119.7%, as compared to the three months ended March 31, 2017. The increase was due to an increase in stock-based compensation expense. During the three months ended March 31, 2018 and 2017, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $1,730,811 and $652,420, respectively, an increase of $1,078,391.

Research and Development

Research and development expenses consist primarily of contracted development services, third party testing laboratories and allocated overhead expenses.  For the three months ended March 31, 2018, research and development expense decreased by $66,017, or 79.3%, as compared to the three months ended March 31, 2017. We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in the foreseeable future.

Professional Fees

For the three months ended March 31, 2018, professional fees increased by $210,442, or 2,279.7%, as compared to the three months ended March 31, 2017. This increase primarily related to an increase in legal fees of $141,680 incurred related to the acquisition of WestMountain, an increase in accounting fees of $49,152 related audit fees and other accounting fees incurred, and the recording of stock-based professional fees of $18,333.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sale and marketing, delivery and freight, travel and entertainment, and other office expenses. For the three months ended March 31, 2018, general and administrative expenses decreased by $33,079, or 25.0%, as compared to the three months ended March 31, 2017. The decrease was a primarily attributable to cost-cutting measures. We expect our general and administrative expenses to increase due to the anticipated growth of our business.

Other Expense

For the three months ended March 31, 2018, we incurred interest expense of $37,762 as compared to $0 for the three months ended March 31, 2017. The increase was due to an increase in amortization of debt discount of $31,302 and from an increase in interest-bearing debt.

Net Loss

For the three months ended March 31, 2018, net loss amounted to $2,286,848, or $0.04 per common share (basic and diluted), as compared to $1,059,910, or $0.02 per common share (basic and diluted), for the three months ended March 31, 2017, an increase of $1,226,938. The increase in net loss was primarily attributable to an increase in stock-based compensation expense.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $18,916 and $46,448 of cash as of March 31, 2018 and December 31, 2017, respectively.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, research and development expense, and general and administrative expenses. All funds received have been expended in the furtherance of growing the business. We have received funds from the sales of products and from various financing activities such as from the sale of our common shares and from debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,
●	Research and development fees;
●	Addition of administrative and sales personnel as the business grows, and
●	The cost of being a public company.

From inception in 2013 through December 31, 2017 C-Bond has raised a total of $5.9 million from proceeds from the sale of common shares to fund its operations and research and development initiatives.  Fund sources have come from individual investment vehicles.  No institutional investment has been made in the Company to date.

During 2017, C-Bond issued 514,455 common shares for cash proceeds of $437,500, or $0.85 per common share.

On June 1, 2017, C-Bond received $100,000 from a third party pursuant to the terms of a convertible promissory note (the "Convertible Note"). The Convertible Note accrued interest at 7% per annum and all principal and interest was payable on the maturity date of June 1, 2019. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common unit s of C-Bond Systems LLC equal to the amount then owed under this Note divided by $0.77. On April 1, 2018, the note and related accrued interest was converted into 136,894 common shares.  As a result no long term debt will exist at the time of the transaction closure.
On January 22, 2018 (the "Issuance Date"), C-Bond entered into a securities purchase agreement (the "SPA") with Esousa Holdings, LLC ("Esousa"), whereby Esousa agreed to invest up to $750,000 (the "Purchase Price") in C-Bond in exchange for senior secured convertible notes and five-year warrants, upon the terms and subject to the conditions thereof. Pursuant to the SPA, C-Bond issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the "First Note") and (ii) 293,123 five-year warrants to purchase shares of C-Bond common stock at a purchase price of $0.87 per share. On January 22, 2018, C-Bond received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually. Any amount of principal or interest that was due under each convertible note, which if not paid by the respective maturity date, would bear interest at the rate of 12% per annum until it was satisfied in full. The First Note was secured by a lien on all assets of C-Bond (including, without limitation, the intellectual property rights and all other intellectual property assets).
Esousa was entitled to, at any time or from time to time, convert each convertible note issued under the SPA into shares of C-Bond's common stock, at a conversion price per share (the "Conversion Price") equal to $0.87 (subject to adjustment as provided in the First Note). The First Note contained various covenants, such as rights of first refusal, restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. C-Bond also entered into a registrations rights agreement with Esousa which has been terminated. On April 26, 2018, C-Bond paid off the Esousa First Note, described below, for $270,000 and the parties terminated all of the related agreements, including the notes, the warrants and the registrations rights agreement.
During the three months ended March 31, 2018, C-Bond issued 323,373 common shares upon the exercise of 100,000 stock options at $0.031 per share. In connection with this option exercise, C-Bond received proceeds of $10,000. In April 2018, C-Bond issued 970,120 common shares upon the exercise of 300,000 stock options at $0.031 per share. In connection with these option exercises, C-Bond received proceeds of $30,000.
In April 2018, C-Bond issued 32,337 common shares to an investor for cash proceeds of $27,500, or $0.85 per common share.
Contemporaneously with the closing of the Merger, pursuant to subscription agreements, we issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000 to six accredited investors. The Company agreed to file a shelf registration statement registering all of the shares of Common Stock subscribed for hereby (but no other shares owned by Subscriber) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical.

Additional cash liquidity is generated from product sales. C-Bond has not incurred any debt financing resulting in an extended liability.

To date, C-Bond Systems is not profitable, and we cannot provide any assurances that we will be profitable. We believe our cash and cash equivalents in addition to the proceeds received from closing the merger agreement will provide sufficient capital to satisfy anticipated operational and research expense through April 2019.

Cash Flows

For the Three Months Ended March 31, 2018 and 2017

The following table shows a summary of our cash flows for the three months ended March 31, 2018 and 2017.

	Three Months Ended March 31,
	2018	2017
Net cash used in operating activities	$(297,532)	$(403,269)
Net cash used in investing activities	$-	$(3,101)
Net cash provided by financing activities	$270,000	$-
Net decrease in cash	$(27,532)	$(406,370)
Cash - beginning of the period	$46,448	$596,910
Cash - end of the period	$18,916	$190,540

Net cash flow used in operating activities was $297,532 for the three months ended March 31, 2018 as compared net cash flow used in operating activities to $403,269 for the three months ended March 31, 2017, a decrease of $105,737. Net cash flow used operating activities for the three months ended March 31, 2018 primarily reflected a net loss of $2,286,848 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $8,866, stock-based compensation expense of $1,730,811, stock-based professional fees of $18,333, and the amortization of debt discount to interest expense of $31,302, and changes in operating assets and liabilities consisting of an increase in accounts payable of $85,778, an increase in accrued expenses of $55,389, and an increase in accrued compensation of $59,000. Net cash flow used operating activities for the three months ended March 31, 2017 primarily reflected a net loss of $1,059,910 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $9,458 and stock-based compensation expense of $652,420, and changed in operating assets and liabilities consisting of an increase in accounts receivable of $42,899, an increase in inventory of $2,150, and an increase in accounts payable of $38,321.

For the three months ended March 31, 2018 and 2017, net cash flow used in investing activities amounted to $0 and $3,101, respectively, and consisted of the purchase of property and equipment.

Net cash provided by financing activities was $270,000 for the three months ended March 31, 2018 as compared to $0 for the three months ended March 31, 2017. During the three months ended March 31, 2018, we received net proceeds from convertible notes of $260,000 and proceeds from the exercise of stock options of $10,000.

Funding Requirements

We expect the primary use of capital to continue to be salaries, third party outside research and testing services, product and research supplies, legal and regulatory expenses and general overhead costs.  Additional uses of capital will include additional headcount, tools and equipment, capacity expansion and operational control software.  We believe the estimated net proceeds from the merger with current cash and cash equivalents will be sufficient to meet anticipated cash requirements not including potential product sales.  However additional capital may be required to further research new product verticals and enhancements to current product offerings based on customer requirements.

As of March 31, 2018, C-Bond determined that there was substantial doubt about its ability to maintain operations as a going concern.  C-Bond's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  We will seek to raise capital through additional debt and/or equity financings to fund operations in the future. Although C-Bond has historically raised capital from sales of member units and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the company will need to curtail its operations.  C-Bond's consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors.  We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect.  Our capital requirements are difficult to forecast.  Please see the section titled "Risk Factors" elsewhere in this form 8-k for additional risks associated with our capital requirements.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings, debt financing, collaborative research and licensing agreements.  We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all.  Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Contractual Obligations and Commitments

We have no long term debt obligations as of the date of this Report. We do maintain financing on two test equipment assets totaling a monthly expense of $3,220 that expire at the end of 2018.  The current facility lease of $5,765 a month expires at the end of 2018.  We expect to enter into an additional lease at that time.

We enter into agreements in the normal course of business with contracted research and testing organization, product distribution and material vendors which are payable or cancelable at any time with 30 day prior written approval.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. We do not have any debt outstanding at the current time with floating interest rates.  Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Financial statements of C-Bond for the three months ended March 31, 2018 and 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestMountain Alternative Energy, Inc.

Date: June 29, 2018	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer